             LETTERHEAD OF FRIEDMAN, BILLINGS, RAMSEY & CO., INC.


                              June 17, 1996



     We hereby consent to the use of our firm's name in the Registration Statement on Form S-1 of R&G Financial Corporation and any amendments thereto. We also consent to the inclusion of, summary of and references to our valuation report of R-G Premier bank of Puerto Rico in such Registration Statement, including the Prospectus.





                              FRIEDMAN, BILLINGS, RAMSEY & CO., INC.